EMPLOYMENT COMPENSATION FORFEITURE
AND EXCHANGE AGREEMENT

This EMPLOYMENT COMPENSATION FORFEITURE AND EXCHANGE AGREEMENT (this “Agreement”) is entered into as of December ___, 2013 by and among CNS Response, Inc., a Delaware corporation (the “Company”) and the undersigned employee of the Company (the “Employee”).

WHEREAS, the Company owes the Employee an aggregate of $____________ of salary and wages accrued from ____________ to ____________ (the "Accrued Wages"), and the Company desires to pay the Employee the Accrued Wages in accordance with the terms set forth herein;

WHEREAS, the Company has experienced continuing losses, extreme cash flow shortfalls, has been unable to satisfy its financial obligations as they have become due and has failed to raise sufficient additional capital through the sale of equity securities and debt and therefore certain members of management of the Company, including the Employee, desire to waive the right to receive and forfeit future salary in consideration for the issuance of options ("Options") to purchase common stock, par value $0.001 per share of the Company (the “Common Stock”), in accordance with the terms set forth herein;

NOW, THEREFORE, the Company and the Employee, in consideration for the mutual promises and covenants herein, agree as follows:

1. Payment of Accrued Wages. Subject to the terms and conditions of this Agreement, the Company agrees to pay the Employee the Accrued Wages in accordance with the payment schedule set forth on Exhibit A hereto.

2. Forfeiture of Future Wages.

Forfeiture. Subject to the terms and conditions of this Agreement, the Employee agrees to waive receipt of and release the Company from the payment of future salary and wages that will be accrued from ____________ to ____________ (the "2014 Period"), in the aggregate amount of $___________, in consideration for which the Company has issued _______ Options to purchase Common Stock on October 8, 2013. Waiver. Each Employee hereby irrevocably waives the right to receive any wages, salary or compensation for the period of time prior from ____________ to ____________, and waives all rights and remedies related thereto under all applicable laws rules and regulations.

3. Representations and Warranties of Employee. The Employee hereby represents and warrants to the Company as follows:

(a) Authority. The Employee has, as appropriate, full power and legal capacity and all right, power, legal capacity and authority to enter into this Agreement.

(b) Authorization. The execution, delivery and performance of this Agreement has been duly and validly approved and authorized by the Employee.

4. Miscellaneous.

(a) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF CALIFORNIA.

(b) Amendment. This Agreement may only be amended by written agreement of the Company and the Employee.

(c) Assignment. The Employee may only assign this Agreement with the written consent of the Company. The Company may freely assign this Agreement without the consent of the Employee. Any assignment of this Agreement in violation of this Section is null and void. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(d) Waiver of Rights. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies under this Agreement are cumulative and are not exclusive of any other rights, powers and remedies provided by law.

(e) No Other Agreements. This Agreement (including the Exhibits attached hereto) contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement between the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements between the parties hereto.

(f) Counterparts. This Agreement may be executed in two or more counterparts (including via facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement will be binding upon the Company and the Employee and their respective successors, assigns, heirs and personal representatives.

(g) Further Assurances. The Employee shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may be reasonably required to effect the transactions contemplated by this Agreement.

(h) Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CNS RESPONSE, INC.

By:
Name: George Carpenter
Title: CEO

EMPLOYEE

Exhibit A

Payment Schedule for Accrued Wages